THIRD QUARTER 2019 FINANCIAL RESULTS OCTOBER 29, 2019 1 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

CAUTIONARY STATEMENT This presentation contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as AMD’s strategy and focus; the features, functionality, performance, availability, timing and expected benefits of AMD products; that 2019 is the biggest and best year in AMD history; AMD’s financial outlook for the fourth quarter of 2019 and fiscal 2019, including, revenue, non-GAAP gross margin, licensing gain, non-GAAP operating expenses, non-GAAP operating expenses as a percentage of revenue, non-GAAP interest expense, taxes and other, taxes, free cash flow and diluted share count, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this presentation are based on current beliefs, assumptions and expectations, speak only as of the date of this presentation and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; the ability of GLOBALFOUNDRIES Inc. to satisfy AMD’s manufacturing requirements; the ability of third party manufacturers to manufacture AMD's products on a timely basis in sufficient quantities and using competitive technologies; expected manufacturing yields for AMD’s products; AMD's ability to introduce products on a timely basis with features and performance levels that provide value to its customers while supporting and coinciding with significant industry transitions; AMD's ability to generate sufficient revenue and operating cash flow or obtain external financing for research and development or other strategic investments; the loss of a significant customer; AMD's ability to generate revenue from its semi-custom SoC products; global economic uncertainty; political, legal and economic risks and natural disasters; potential security vulnerabilities; potential IT outages, data loss, data breaches and cyber-attacks; quarterly and seasonal sales patterns; AMD's ability to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD's indebtedness; the restrictions imposed by agreements governing AMD’s notes and the secured credit facility; the competitive markets in which AMD’s products are sold; the potential dilutive effect if the 2.125% Convertible Senior Notes due 2026 are converted; uncertainties involving the ordering and shipment of AMD’s products; the market conditions of the industries in which AMD products are sold; AMD’s reliance on third-party intellectual property to design and introduce new products in a timely manner; AMD's reliance on third-party companies for the design, manufacture and supply of motherboards, software and other computer platform components; AMD's reliance on Microsoft Corporation and other software vendors' support to design and develop software to run on AMD’s products; AMD’s reliance on third-party distributors and add-in-board partners; future impairments of goodwill and technology license purchases; AMD’s ability to attract and retain qualified personnel; AMD's ability to repurchase its outstanding debt in the event of a change of control; the cyclical nature of the semiconductor industry; the impact of acquisitions, divestitures, joint ventures and/or investments on AMD's business; the impact of modification or interruption of AMD’s internal business processes and information systems; the availability of essential equipment, materials or manufacturing processes; compatibility of AMD’s products with some or all industry-standard software and hardware; costs related to defective products; the efficiency of AMD's supply chain; AMD's ability to rely on third party supply-chain logistics functions; AMD’s stock price volatility; worldwide political conditions; unfavorable currency exchange rate fluctuations; AMD’s ability to effectively control the sales of its products on the gray market; AMD's ability to adequately protect its technology or other intellectual property; current and future claims and litigation; potential tax liabilities; and environmental laws, conflict minerals-related provisions and other laws or regulations. Investors are urged to review in detail the risks and uncertainties in AMD's Securities and Exchange Commission filings, including but not limited to AMD's Quarterly Report on Form 10- Q for the quarter ended June 29, 2019. NON-GAAP FINANCIAL MEASURES In this presentation, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share, free cash flow, and Adjusted EBITDA. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables at the end of AMD’s earnings press release. The non-GAAP financial measures disclosed in this presentation should be viewed in addition to and not as a substitute for or superior to AMD’s reported results prepared in accordance with GAAP and should be read only in conjunction with AMD’s Consolidated Financial Statements prepared in accordance with GAAP. These non-GAAP financial measures referenced are reconciled to their most directly comparable GAAP financial measures in the Appendices at the end of this presentation. 2 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

OUR JOURNEY HIGH-PERFORMANCE GREAT AMBITIOUS FOCUSED TECHNOLOGIES PRODUCTS GOALS EXECUTION 3 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

OUR STRATEGY AND FOCUS GRAPHICS COMPUTE SOLUTIONS Gaming Compute Virtual & Client Infrastructure Semi- Vertical Partnerships & AI Augmented Systems & Cloud Custom Platforms Reality 4 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

FINANCIAL SUMMARY Q3 2019(1) ▪ Revenue of $1.80 billion, in-line with our expectations ▪ Up 9% y/y and 18% q/q due to higher revenue in the Computing and Graphics segment, partially offset by lower revenue in the Enterprise, Embedded and Semi-Custom segment ▪ Gross margin of 43% ▪ Up 3 percentage points y/y and 2 percentage points q/q driven by increased RyzenTM and EPYCTM processor sales ▪ Operating income of $186 million; Non-GAAP operating income of $240 million ▪ Net income of $120 million; Non-GAAP net income of $219 million ▪ Diluted EPS of $0.11; Non-GAAP diluted EPS of $0.18 ▪ Cash, cash equivalents and marketable securities of $1.2 billion ▪ Operating cash flow of $234 million and free cash flow of $179 million(2) ▪ Year-to-date debt reduction of $441 million(3), including $206 million in Q3 2019 1. See Appendices for GAAP to Non-GAAP reconciliation 2. Free cash flow calculated as operating cash flow of $234M less purchase of property and equipment of $55M 3. See Appendices for Total Debt reconciliation 5 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

COMPUTING AND GRAPHICS SEGMENT Q3 2019 ▪ Revenue of $1.28 billion ▪ Up 36% both y/y and q/q primarily driven by increased Ryzen client processor sales ▪ Ryzen desktop and notebook processors delivered the highest quarterly client processor sales since 2011 ▪ Average Selling Price (ASP) ▪ Client processor ASP up y/y primarily driven by Ryzen desktop processor sales ▪ Client processor ASP up q/q driven by both Ryzen desktop and mobile processor sales ▪ GPU ASP up y/y driven by higher channel sales ▪ GPU ASP decreased q/q due to a higher proportion of mobile sales ▪ Operating income of $179 million ▪ Up $79 million y/y and $157 million q/q primarily due to higher revenue ▪ Strategic wins and announcements ▪ HP and Lenovo announced commercial desktops powered by RyzenTM 3000 PRO series processors ▪ More than 50 AMD notebooks launched year-to-date, including 15” Microsoft Surface Laptop 3 ▪ Announced RadeonTM RX 5500 GPU series, available from top OEMs beginning in November 6 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

ENTERPRISE, EMBEDDED AND SEMI-CUSTOM SEGMENT Q3 2019 ▪ Revenue of $525 million ▪ Down 27% y/y and 11% q/q primarily due to lower semi-custom product revenue ▪ EPYC processor revenue and unit shipments grew more than 50 percent sequentially ▪ Operating income of $61 million ▪ Down $25 million y/y and $28 million q/q due to lower revenue and higher operating expenses ▪ Strategic wins and announcements ▪ Launched 2nd Gen AMD EPYCTM processors with broad customer and ecosystem support across Cloud and OEM ▪ 2nd Gen AMD EPYC processors have set more than 100 world records to date ▪ Google, Amazon AWS, IBM Cloud, Microsoft Azure, OVHcloud, Twitter and Tencent have all selected 2nd Gen AMD EPYC processors based on leadership performance and total cost of ownership ▪ Dell, HPE and Lenovo more than doubled their server portfolio with 2nd Gen AMD EPYC processor platforms 7 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

REVENUE TREND ($ IN MILLIONS) +9% y/y $1,801 $1,756 $1,647 $1,653 $1,531 $1,419 $1,340 $1,272 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Highest quarterly revenue since Q4 2005 8 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

GROSS MARGIN TREND (AS A PERCENTAGE OF REVENUE, GAAP AND NON-GAAP)(1) +3pp y/y 41% 43% 40% 41% 41% 38% 36% 37% 34% Q4'17 Q1'18 Q2'18 Q3'18 Q4'18(2) Q1'19 Q2'19 Q3'19 Highest quarterly gross margin since Q2 2012 1. See Appendices for GAAP to Non-GAAP reconciliation 2. Gross margin for both GAAP and Non-GAAP are the same for all periods except as indicated for Q4 2018 9 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

EARNINGS PER SHARE TREND

(GAAP)


+$0.02 y/y
$(0.02)
$0.08
$0.11
$0.09
$0.04
$0.01
$0.03
$0.11
Q4'17
Q1'18
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19

10 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

AMD

EARNINGS PER SHARE TREND (NON-GAAP)(1) +$0.05 y/y $0.18 $0.14 $0.13 $0.11 $0.08 $0.08 $0.06 $0.01 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Highest quarterly earnings per share since Q4 2011 1. See Appendices for GAAP to Non-GAAP reconciliation 11 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

Q3 2019 SUMMARY P&L – GAAP Q3 2019 Q3 2018 Y/Y Q2 2019 Q/Q Revenue $1,801M $1,653M Up 9% $1,531M Up 18% Gross Margin $777M $661M Up $116M $621M Up $156M Gross Margin % 43% 40% Up 3pp 41% Up 2pp Operating Expenses $591M $511M Up $80M $562M Up $29M Operating Expense/Revenue % 33% 31% Up 2pp 37% Down 4pp Operating Income $186M $150M Up $36M $59M Up $127M Net Income $120M $102M Up $18M $35M Up $85M Earnings Per Share(1) $0.11 $0.09 Up $0.02 $0.03 Up $0.08 Net income grew 18% y/y 1. See Appendices for share count reference 12 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

Q3 2019 SUMMARY P&L – NON-GAAP(1) Q3 2019 Q3 2018 Y/Y Q2 2019 Q/Q Revenue $1,801M $1,653M Up 9% $1,531M Up 18% Gross Margin $779M $662M Up $117M $623M Up $156M Gross Margin % 43% 40% Up 3pp 41% Up 2pp Operating Expenses $539M $476M Up $63M $512M Up $27M Operating Expense/Revenue % 30% 29% Up 1pp 33% Down 3pp Operating Income $240M $186M Up $54M $111M Up $129M Net Income $219M $150M Up $69M $92M Up $127M Earnings Per Share(1) $0.18 $0.13 Up $0.05 $0.08 Up $0.10 Non-GAAP net income grew 46% y/y 1. See Appendices for GAAP to Non-GAAP reconciliation and references for share count 13 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

Q3 2019 SEGMENT RESULTS Q3 2019 Q3 2018 Y/Y Q2 2019 Q/Q Computing and Graphics Net Revenue $1,276M $938M Up 36% $940M Up 36% Operating Income $179M $100M Up $79M $22M Up $157M Enterprise, Embedded and Semi-Custom Net Revenue $525M $715M Down 27% $591M Down 11% Operating Income $61M $86M Down $25M $89M Down $28M All Other Category Operating Loss $(54M) $(36M) Up $18M $(52M) Up $2M TOTAL Net Revenue $1,801M $1,653M Up $148M $1,531M Up $270M Operating Income $186M $150M Up $36M $59M Up $127M 14 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

Q3 2019 SUMMARY BALANCE SHEET ITEMS Q3 2019 Q3 2018 Y/Y Q2 2019 Q/Q Cash, Cash Equivalents & $1,209M $1,056M Up $153M $1,128M Up $81M Marketable Securities Accounts Receivable, Net $1,393M $1,207M Up $186M $1,333M Up $60M Inventories, Net $1,040M $738M Up $302M $1,015M Up $25M Total Debt (principal amount)(1) $1,087M $1,588M Down $501M $1,293M Down $206M Total Debt, Net(1) $872M $1,303M Down $431M $1,031M Down $159M Reduced debt by $206 million in Q3 2019 Cash balance greater than principal debt 1. See Appendices for Total Debt reconciliation 15 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

TOTAL CASH BALANCE(1) ($ IN MILLIONS) $1,185 $1,194 $1,209 $1,156 $1,128 $1,045 $1,056 $983 Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 Strong, sustained cash balance 1. Cash, cash equivalents and marketable securities 16 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

DEBT AND LEVERAGE TREND (DEBT PRINCIPAL AMOUNT, TRAILING TWELVE MONTHS ADJUSTED EBITDA AND NET INCOME TREND, $ IN MILLIONS)(1,2,3) $1,699 $1,686 $1,685 $1,588 $1,528 $1,363 4.6x $1,293 $1,087 3.4x $803 $737 $745 $666 $709 $672 $496 $368 2.5x 2.2x 1.9x 1.8x 1.9x 1.5x Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 TTM GAAP $(33) $81 $239 $280 $337 $272 $191 $209 Net Income Debt Balance TTM Adjusted EBITDA Leverage Ratio 1. See Appendices for reconciliation to Total Debt (Net). 2. See Appendices for TTM Adjusted EBITDA and TTM GAAP Net Income 3. Gross Leverage = Principal debt divided by TTM adjusted EBITDA. 17 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

Q4 2019 AND FY 2019 FINANCIAL OUTLOOK – NON GAAP[1]

	Q4 2019	FY 2019
Revenue	~$2.1 Billion +/- $50 Million	Up mid-single digit percentage y/y
Gross Margin %	~44%	~43%
Licensing Gain[2]	-	~$60 Million
Operating Expenses **Operating Expenses/Revenue %**	~$535 Million	~31%
Interest Expense, Taxes and Other	~$22 Million	-
Taxes	-	~3% of pre-tax income
Free Cash Flow	Positive	Positive
Diluted Share Count[3]	~1.214 Billion	~1.209 Billion

1. These are forward looking statements. See Cautionary Statement on Slide 2. AMD's outlook statements are based on current expectations as of October 29, 2019. AMD undertakes no intent or obligation to publicly update or revise its outlook statements whether as a result of new information, future events or otherwise, except to the extent that disclosure may be required by law. All items except revenue are on a non-GAAP basis.
2. Licensing gain recorded in Q1 2019
3. See Slide 24 for Diluted Share Count overview

18 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

AMD

Q3 2019 SUMMARY REVENUE GREW STRENGTH IN CONTINUED Y/Y EXECUTING TO 9% Y/Y AND 18% Q/Q RYZEN AND EPYC GROSS MARGIN LONG-TERM PROCESSOR SALES IMPROVEMENT FINANCIAL MODEL 19 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

2019 THE BIGGEST AND BEST YEAR IN AMD HISTORY 20 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

APPENDICES Reconciliation of GAAP to Non-GAAP Gross Margin (Millions) Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 GAAP gross margin $ 452 $ 597 $ 652 $ 661 $ 537 $ 521 $ 621 $ 777 GAAP gross margin % 34% 36% 37% 40% 38% 41% 41% 43% Impairment of technology licenses — — — — 45 — — — Stock-based compensation — 1 1 1 1 1 2 2 Non-GAAP gross margin $ 452 $ 598 $ 653 $ 662 $ 583 $ 522 $ 623 $ 779 Non-GAAP gross margin % 34% 36% 37% 40% 41% 41% 41% 43% Reconciliation of GAAP to Non-GAAP Operating Expenses (Millions) Q3'19 Q3'18 Q2'19 GAAP operating expenses $ 591 $ 511 $ 562 GAAP Operating Expense/Revenue % 33% 31% 37% Stock-based compensation 52 35 43 Loss contingency on legal matter — — 7 Non-GAAP operating expenses $ 539 $ 476 $ 512 Non-GAAP Operating Expense/Revenue % 30% 29% 33% 21 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

APPENDICES Reconciliation of GAAP Operating Income to Non-GAAP Operating Income (Millions) Q3'19 Q3'18 Q2'19 GAAP operating income $ 186 $ 150 $ 59 Stock-based compensation 54 36 45 Loss contingency on legal matter — — 7 Non-GAAP operating income $ 240 $ 186 $ 111 Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA (Calculated as Trailing Twelve Months) (Millions) Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 GAAP net income (loss) $ (33) $ 81 $ 239 $ 280 $ 337 $ 272 $ 191 $ 209 Interest expense 126 125 124 123 121 117 111 105 Other (income) expense, net 9 3 (1) 2 — 8 6 36 Provision (benefit) for income taxes 18 21 24 14 (9) (30) (34) (39) Equity loss in investee 7 6 4 2 2 2 1 — Stock-based compensation 97 106 115 122 137 146 158 176 Depreciation and amortization 144 154 161 166 170 172 182 201 Impairment of technology licenses — — — — 45 45 45 45 Loss contingency on legal matter — — — — — 5 12 12 Adjusted EBITDA $ 368 $ 496 $ 666 $ 709 $ 803 $ 737 $ 672 $ 745 22 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

APPENDICES

Reconciliation of GAAP to Non-GAAP Net Income (Loss) / Earnings (Loss) Per Share

(Millions, except per share data)	Q4'17		Q1'18		Q2'18		Q3'18		Q4'18		Q1'19		Q2'19		Q3'19	
GAAP net income (loss) / earnings (loss) per share [(1)]	$ (19)	$ (0.02)	$ 81	$ 0.08	$ 116	$ 0.11	$ 102	$ 0.09	$ 38	$ 0.04	$ 16	$ 0.01	$ 35	$ 0.03	$ 120	$ 0.11
Loss on debt redemption/conversion	3	—	1	—	—	—	6	—	5	—	8	0.01	—	—	40	0.03
Non-cash interest expense related to convertible debt	5	—	6	—	6	—	6	0.01	6	0.01	6	0.01	6	—	6	—
Stock-based compensation	21	0.02	32	0.03	33	0.03	36	0.03	36	0.03	41	0.04	45	0.04	54	0.04
Gain on sale of 85% of ATMP	(3)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Tax provision related to sale of 85% of ATMP JV	1	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Impairment of technology licenses	—	—	—	—	—	—	—	—	45	0.04	—	—	—	—	—	—
Equity (income) loss in investee	—	—	1	—	1	—	—	—	—	—	1	—	—	—	(1)	—
Withholding tax refund including interest	—	—	—	—	—	—	—	—	(43)	(0.04)	—	—	—	—	—	—
Loss contingency on legal matter	—	—	—	—	—	—	—	—	—	—	5	—	7	0.01	—	—
Provision (benefit) for income taxes	—	—	—	—	—	—	—	—	—	—	(15)	(0.01)	(1)	—	—	—
Non-GAAP net income / earnings per share [(2)]	$ 8	$ 0.01	$ 121	$ 0.11	$ 156	$ 0.14	$ 150	$ 0.13	$ 87	$ 0.08	$ 62	$ 0.06	$ 92	$ 0.08	$ 219	$ 0.18

Shares used and net income adjustment in earnings (loss) per share calculation	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	Q1'19	Q2'19	Q3'19
Shares used in per share calculation (GAAP)	965	1,039	1,147	1,076	1,079	1,094	1,109	1,117
Interest expense add-back to GAAP net income (loss)	$ —	$ —	$ 11	$ —	$ —	$ —	$ —	$ —
Shares used in per share calculation (Non-GAAP)	1,037	1,040	1,147	1,177	1,180	1,195	1,210	1,212
Interest expense add-back to Non-GAAP net income	$ —	$ 4	$ 5	$ 5	$ 5	$ 5	$ 5	$ 4

[(1)] Q2'18 GAAP diluted EPS calculation includes the 100.6 million shares related to the Company's 2026 Convertible Notes and the associated $11 million interest expense add-back to net income under the If-Converted method.

[(2)] Q4'17 Non-GAAP diluted EPS calculations do not include 100.6 million shares related to the Company's 2026 Convertible Notes and the associated interest expense add-back to Non-GAAP net income because their inclusion would have been anti-dilutive under the If-Converted method.

23 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

AMD

APPENDICES

Share Count Overview

Shares (*millions*) (1)	Q1'19 Actual	Q2'19 Actual	Q3'19 Actual	Q4'19 Estimate	FY'19 Estimate
Basic Shares	1,044	1,084	1,097	1,114	1,086
Dilutive impact from:					
Employee Equity Grants (2)	23	25	20	15	21
75 million share Warrant (3)	27	—	—	—	7
Diluted Shares (without 2026 Convertible Notes)	1,094	1,109	1,117	1,129	1,114
2026 Convertible Notes (4)	101	101	95	85	95
Diluted Shares (with 2026 Convertible Notes)	1,195	1,210	1,212	1,214	1,209

The table above provides actual share count for Q1'19, Q2'19 and Q3'19, and an estimate of share count that may be used when calculating GAAP and non-GAAP diluted earnings per share for Q4'19 and FY'19.

(1) Share counts are weighted average shares.

(2) The dilutive impact of employee equity grants is based on the Treasury Stock method and is dependent upon the average stock price during the period. Q1'19, Q2'19, Q3'19 average stock price was $22.63, $28.53, and $31.40, respectively. The Q3'19 average stock price of $31.40 was assumed for the Q4'19 estimate. The Q3'19 year-to-date average stock price of $27.55 was assumed for the FY'19 estimate.

(3) The dilutive impact of the warrant to purchase 75 million shares (Warrant) granted in 2016 to a wholly owned subsidiary of Mubadala Investment Company PJSC, West Coast Hitech L.P. (WCH), in consideration for limited waiver and rights under the sixth amendment to our Wafer Supply Agreement with GLOBALFOUNDRIES Inc. is based on the Treasury Stock method and is dependent upon the average stock price during the period. The Warrant was exercised, and common stock shares were issued on February 13, 2019. Therefore, Q1'19 and FY'19 includes the dilutive impact through the date of exercise.

(4) The dilutive impact from the 2.125% Convertible Senior Notes due 2026 (2026 Convertible Notes) is based on the If-Converted method, where the interest costs associated with the 2026 Convertible Notes are added back to the Net Income and the shares underlying the 2026 Convertible Notes are assumed to be converted and are added to the share count. The impact from the 2026 Convertible Notes, if dilutive, is included in diluted EPS calculation. For the GAAP computation, the add-back to net income includes cash and non-cash interest expense, while only the cash interest expense is added back to non-GAAP net income. The dilutive shares associated with the 2026 Convertible Notes reflect the weighted average shares subject to conversion during each period.

During Q3'19, 16 million shares of the Company's common stock were issued to convert $126 million of the outstanding 2026 Convertible Notes.

Moving forward, assuming positive earnings per share, the potential factors we expect may impact AMD's diluted share count include:

- On-going employee equity grants, and
- The 2026 Convertible Notes, which has 85 million underlying shares.

24 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

AMD

APPENDICES Total Debt (Net) (Millions) Q4'17 Q1'18 Q2'18 Q3'18 Q4'18 Q1'19 Q2'19 Q3'19 6.75% Senior Notes due 2019 $ 166 $ 153 $ 153 $ 66 $ 66 $ — $ — $ — 7.50% Senior Notes due 2022 347 347 347 337 337 312 312 312 7.00% Senior Notes due 2024 311 311 310 310 250 176 176 96 2.125% Convertible Senior Notes due 2026 805 805 805 805 805 805 805 679 Borrowings from secured revolving line of credit, net 70 70 70 70 70 70 — — Total Debt (principal amount) $ 1,699 $ 1,686 $ 1,685 $ 1,588 $ 1,528 $ 1,363 $ 1,293 $ 1,087 Unamortized debt discount associated with 2.125% Convertible Senior Notes due 2026 (286) (280) (274) (268) (262) (256) (250) (205) Unamortized debt issuance costs (19) (19) (18) (17) (16) (13) (12) (10) Other 1 1 — — — — — — Total Debt (net) $ 1,395 $ 1,388 $ 1,393 $ 1,303 $ 1,250 $ 1,094 $ 1,031 $ 872 25 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019

DISCLAIMERS AND ATTRIBUTIONS The information contained herein is for informational purposes only, and is subject to change without notice. Timelines, roadmaps, and/or product release dates shown in these slides are plans only and subject to change. “Polaris”, “Vega”, “Radeon Vega”, “Navi”, “Zen”, “Rome” and “Naples” are codenames for AMD architectures, and are not product names. While every precaution has been taken in the preparation of this document, it may contain technical inaccuracies, omissions and typographical errors, and AMD is under no obligation to update or otherwise correct this information. Advanced Micro Devices, Inc. makes no representations or warranties with respect to the accuracy or completeness of the contents of this document, and assumes no liability of any kind, including the implied warranties of non-infringement, merchantability or fitness for particular purposes, with respect to the operation or use of AMD hardware, software or other products described herein. No license, including implied or arising by estoppel, to any intellectual property rights is granted by this document. Terms and limitations applicable to the purchase or use of AMD’s products are as set forth in a signed agreement between the parties or in AMD's Standard Terms and Conditions of Sale. ©2019 Advanced Micro Devices, Inc. All rights reserved. AMD, the AMD Arrow logo, Radeon, Ryzen, and combinations thereof are trademarks of Advanced Micro Devices, Inc. Other product names used in this presentation are for identification purposes only and may be trademarks of their respective companies. 26 | AMD Q3 2019 FINANCIAL RESULTS | OCTOBER 29, 2019